CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report on Dreyfus BASIC U.S. Mortgage Securities Fund dated February 11, 2003, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-1266 and 811-05074) of Dreyfus BASIC U.S. Mortgage Securities Fund (formerly Dreyfus BASIC GNMA Fund).



                                        ERNST & YOUNG LLP


New York, New York
April 25, 2003